Exhibit 5.2
BAKER & DANIELS LLP
600 East 96th Street, Suite 600
Indianapolis, Indiana 46240
Tel 317.569.9600 Fax 317.569.4800
www.bakerdaniels.com
     February 26, 2010
Eli Lilly and Company
Lilly Corporate Center
Indianapolis, Indiana 46285

Re:	Eli Lilly and Company Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as Indiana counsel to Eli Lilly and Company, an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited dollar amount (or its foreign currency equivalent) of: (i) shares of the Company’s common stock, without par value (the “Common Stock”); (ii) shares of the Company’s preferred stock, without par value (the “Preferred Stock” and together with the Common Stock, the “Securities”); and (iii) other specified equity and debt securities of the Company.
     Unless otherwise specified in the applicable prospectus supplement, the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more articles of amendment (each, the “Articles of Amendment”). Each of the Articles of Amendment will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a document filed under the Securities Exchange Act of 1934, as amended, and incorporated as an exhibit to the Registration Statement by reference.
     This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, the Amended Articles of Incorporation of the Company (the “Articles of Incorporation”) as currently in effect, the Amended By-Laws of the Company (the “By-Laws”) as currently in effect, and the resolutions of the Board of Directors of the Company dated February 16, 2010 relating to the Registration Statement (the “Resolutions”). We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate

Eli Lilly and Company
February 26, 2010

documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.
     Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:
     1. The shares of Common Stock covered by the Registration Statement will be legally issued, fully paid and non-assessable when: (i) the Company’s Board of Directors or a duly authorized committee thereof (the “Board”) shall have duly adopted resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (ii) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     2. Each series of Preferred Stock covered by the Registration Statement will be legally issued, fully paid and non-assessable when: (i) the Board shall have duly adopted resolutions in conformity with the Articles of Incorporation, the By-Laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (ii) the Company shall have filed with the Secretary of State of the State of Indiana the Articles of Amendment duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Articles of Incorporation and such resolutions; and (iii) certificates representing shares of such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
     For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each issue of Common Stock and each issue of Preferred Stock, as the case may be: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) all actions necessary for the issuance of the Securities and the form and terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Articles of Incorporation or By-Laws, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the issuance of the Securities, and if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally

Eli Lilly and Company
February 26, 2010

binding character or enforceability thereof; (v) the Articles of Incorporation and the By-Laws, as currently in effect, will not have been modified or amended and will be in full force and effect; and (vi) the certificates, if any, evidencing the Common Stock or the Preferred Stock will be in a form which complies with the Indiana Business Corporation Law.
          This opinion letter is limited to the laws of the State of Indiana. We express no opinion, and make no statement, as to the laws, rules or regulations of any other jurisdiction.
          The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.
          We hereby consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement and the reference to our firm under the heading “Legal Maters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.
Very truly yours,
/s/ Baker & Daniels LLP